Exhibit 99.1

Northrim BanCorp, Inc. Signs Definitive Agreement to Acquire PBCO Financial Corporation
2026-07-22
Highlights of the Announced Transaction

•Combines Two Strong Community Banks. Merges two relationship-driven deposit franchises with deep community roots and a shared commitment to superior customer service. Both institutions maintain over one-quarter of total deposits in non-interest-bearing deposits and carry a total cost of deposits under 1.40%, underscoring the strength and stability of their customer relationships.

•Strategic Geographic Alignment. This transaction marks Northrim’s first out-of-state branch expansion, extending its community banking franchise into attractive, relationship-oriented markets across Southern Oregon and the Willamette Valley. The expansion reflects a significant strategic investment to diversify Northrim’s geographic footprint and position the company for continued growth while preserving its Alaska-based community banking identity.

•Expanded Financial Capacity. Increases the combined asset base to over $4 billion, enhancing lending capacity, broadening service capabilities, and strengthening Northrim’s ability to support the businesses, individuals, and communities it serves.

•Enhanced Shareholder Value. Delivers long-term value by combining financial strength with a shared commitment to disciplined growth and relationship-based banking.

ANCHORAGE, Alaska, and MEDFORD, Oregon, July. 22, 2026 (GLOBE NEWSWIRE) -- Northrim BanCorp, Inc. (NASDAQ: NRIM). (“Northrim” or the “Company”), the holding company of Northrim Bank, and PBCO Financial Corporation (“PBCO”), the holding company of People’s Bank of Commerce (“People’s Bank”), an Oregon state-chartered bank, jointly announced today the signing of an Agreement and Plan of Merger under which Northrim has agreed to acquire 100% of the common stock of PBCO in an all-stock transaction.

Under the terms of the Agreement and Plan of Merger, each PBCO shareholder will have the right to receive 1.160 shares of Northrim common stock in exchange for each share of PBCO common stock. Holders of

PBCO restricted stock and restricted stock units will also be entitled to receive 1.160 shares of Northrim common stock. PBCO phantom stock units will be cashed out. The merger is expected to qualify as a tax-free reorganization for PBCO shareholders. The aggregate consideration is valued at approximately $167.3 million, or $32.36 per share of PBCO common stock, based on the closing price of Northrim common stock as of July 21, 2026 of $27.90 per share. The value of consideration will fluctuate based on Northrim’s stock price. Upon consummation, the shareholders of PBCO will own approximately 21.1% of the combined company.

Customers of both banks are expected to benefit from expanded products, services, and capabilities. People’s Bank customers will gain access to Northrim Bank’s advanced digital banking solutions, strong retail platform, and broader Treasury Management offerings, while Northrim Bank’s customers should benefit from expanded expertise, greater lending capacity and the combined strength of the organization.

Mike Huston, Chairman, President, and Chief Executive Officer of Northrim Bank, stated, “We are excited to welcome People’s Bank to the Northrim family. Both of our organizations share a core value that community banking is built on strong relationships, local expertise, and commitment to our communities. Together, we expect to be able to invest more in our people, technology, customer experience, and community organizations, while preserving the personalized service and local decision-making that have defined our banks for decades.”

For Northrim, historical acquisitions of other banks as well as the recent acquisition of the specialty finance company, Sallyport Commercial Finance LLC, have been part of the Company’s long-term growth strategy. The eleven branches in the Southern Oregon and Willamette Valley markets will operate under the Northrim name and will continue to be managed by the strong local team of People’s Bank employees.

“Partnering with Northrim gives us the opportunity to enhance the products, services, and resources available to our customers while maintaining the personal relationships and local decision-making that define People’s Bank,” stated Julia Beattie, President and Chief Executive Officer of PBCO. “Together, we believe we will be better positioned to support the continued growth and success of our customers and communities we serve.”

Upon completion of the merger, one director from PBCO will join the Board of Directors of the Company and of Northrim Bank.

The Boards of Directors for PBCO and Northrim both unanimously approved the Agreement and Plan of Merger. Subject to customary closing conditions, including regulatory approval and approval by both

PBCO’s and Northrim’s shareholders, the transaction's closing is expected to occur in the fourth quarter of 2026 or early in the first quarter of 2027. The system conversion is anticipated in the fourth quarter of 2027.

As of June 30, 2026, PBCO had approximately $776.6 million in consolidated assets, $570.1 million in gross loans, $610.1 million in deposits and $100.2 million in consolidated stockholders’ equity. Based on the financial results as of June 30, 2026, the combined company, including projected balances to be acquired from the proposed acquisition, will have total assets of approximately $4.2 billion, loans of approximately $3.0 billion and deposits of approximately $3.5 billion.

Hovde Group, LLC served as financial advisor to Northrim, and Accretive Legal, PLLC served as legal counsel. D.A. Davidson & Co. served as financial advisor to PBCO, and Hunton Andrews Kurth LLP served as legal counsel.

About Northrim BanCorp, Inc. and Northrim Bank

Northrim is the holding company of Northrim Bank, an Alaska-based community bank with 21 branches throughout the state of Alaska. Northrim Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Northrim Funding Services, a division of Northrim Bank, operates a factoring and asset-based lending division in the State of Washington. Sallyport Commercial Finance, LLC, a specialty finance company, and Residential Mortgage, LLC, a regional home mortgage company, are wholly-owned subsidiaries of the Bank.

About PBCO Financial Corporation and People’s Bank of Commerce

Founded in 1998, People’s Bank of Commerce is a full-service, commercial bank headquartered in Medford, Oregon with branches in Albany, Ashland, Central Point, Eugene, Grants Pass, Jacksonville, Klamath Falls, Lebanon, Medford, and Salem. People’s Bank acquired Steelhead Finance in 2017. An accounts receivable factoring company headquartered in Medford, Oregon, Steelhead supports the transportation industry throughout the United States by providing cash flow and backroom management services to carriers and freight brokers. PBCO Financial Corporation’s stock trades on the over-the-counter market under the symbol PBCO.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing of the merger with PBCO and expectations, goals, projections and benefits relating to the merger, as well as other statements regarding Northrim’s goals, intentions and expectations, business plan and growth strategies, and the anticipated future performance of Northrim, whether with respect to the merger or otherwise.

Forward-looking statements are not historical facts but instead express only Northrim management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. Actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements because of risks and uncertainties, including, but are not limited to the risk that: (1) the business of PBCO may not be integrated with Northrim’s business successfully or such integration may be more difficult, time-consuming or costly than expected; (2) any of the anticipated benefits of the proposed merger may not be realized or may not be realized within the expected time period; (3) customer and employee relationships and business operations may be disrupted by the merger or the announcement of the merger, and the parties may be challenged in retaining key relationships both during the pendency of the merger and following the completion of the merger if that occurs; (4) the parties may not meet expectations regarding the timing of the proposed merger; (5) required regulatory approvals or the approval of PBCO and Northrim shareholders may not be obtained or such approvals may be more difficult, time-consuming or costly than expected; (6) there may be challenges in satisfying the other conditions to completion of the merger or the merger may fail to close for any other reason; (7) management’s attention may be diverted from ongoing business operations and opportunities due to the proposed merger; and (8) there may be potential negative impacts caused by the dilution resulting from Northrim’s issuance of shares of Northrim common stock in connection with the merger. Please refer to Northrim’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 6, 2026, as well as Northrim’s other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date they are made. All subsequent written and oral forward-looking statements concerning the proposed merger or other matters attributable to Northrim or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Northrim does not undertake any obligation to update any forward-looking information contained in this press release, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

Northrim will file a registration statement on Form S-4 with the SEC in connection with the proposed merger. The registration statement will include a joint proxy statement of PBCO and Northrim that also constitutes a prospectus of Northrim. After the registration statement is declared effective by the SEC, each of Northrim and PBCO will mail a definitive proxy statement/prospectus to its respective shareholders.

Before making any voting decision, the shareholders of each of PBCO and Northrim are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about Northrim, PBCO, the merger agreement and the merger. When filed, this document and other documents relating to the merger filed by Northrim can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge through Northrim’s investor relations website at https://ir.northrim.com by clicking on “SEC Filings” under the “Financials” tab. Alternatively, these documents, when available, can be obtained free of charge from Northrim upon written request to Northrim, Attn: Investor Relations, PO Box 241489, Anchorage, Alaska 99524-1489 or by calling (907) 562-0062. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Solicitation

This press release does not constitute a solicitation of proxy, an offer to sell or a solicitation of an offer to sell any securities. Northrim, PBCO, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of PBCO and Northrim in connection with the proposed merger under SEC rules. Information about the directors and executive officers of Northrim and PBCO will be included in the joint proxy statement/prospectus for the proposed merger filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

Information about such directors and executive officers of Northrim and their direct or indirect interests, by security holdings or otherwise, can be found in Northrim’s proxy statement in connection with its 2026 annual meeting of shareholders, as filed with the SEC on April 14, 2026, and other documents subsequently filed by Northrim with the SEC. To the extent holdings of common stock by its directors or executive officers have changed since the amounts set forth in Northrim’s proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected in filings with the SEC on Forms 3, 4, and 5. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

www.northrim.com

Contact:    Mike Huston, Chairman, President, CEO, and COO
(907) 261-8750
Jed Ballard, Chief Financial Officer (907) 261-3539

Source: Northrim BanCorp, Inc.